UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15535	13-3115216
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7
Ronkonkoma, New York	11779-7410
(Address of Principal Executive Offices)	(Zip Code)

(631) 981-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On October 24, 2014, Lakeland Industries, Inc. (the “Company”) entered into a Securities Purchase Agreement for the issuance and sale of 1,120,000 shares of the Company’s common stock, at a purchase price of $10.00 per share, to a number of institutional and other accredited investors in a private placement. The closing of the private placement is expected to occur on or about October 29, 2014, subject to satisfaction of customary closing conditions set forth in the Securities Purchase Agreement. The Securities Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into a Registration Rights Agreement with the investors pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock sold to the investors within 30 calendar days.

The foregoing description of the Registration Rights Agreement and Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each such document, copies of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On October 24, 2014, the Company also issued a press release announcing the private placement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Registration Rights Agreement, dated October 24, 2014, by and among Lakeland Industries, Inc. and the Investors.

10.1	Form of Securities Purchase Agreement, dated October 24, 2014, by and among Lakeland Industries, Inc. and the Investors.

99.1	Press Release, dated October 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Dated: October 24, 2014